As filed with the Securities and Exchange Commission on February 8, 2017

Registration No. 333-________

UNITED STATESSECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BIOCARDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware		23-2753988
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
125 Shoreway Road, Suite B San Carlos, California 94070
(Address, including zip code, of principal executive offices)

2016 Equity Incentive Plan2010

Equity Incentive Plan2002 Stock Plan

(Full title of the plan)

Peter Altman

President and Chief Executive Officer

BioCardia, Inc.

125 Shoreway Road, Suite B

San Carlos, California 94070

(650) 226-0120

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Michael J. Danaher Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300

☐ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated filer (Do not check if a smaller reporting company)	☒ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value: Issued or reserved for issuance under the 2016 Equity Incentive Plan	56,805,823 (2)(3)	$0.54 (6)	$30,615,197.59	$3,548.31
Common Stock, $.001 par value: Issued under the 2010 Equity Incentive Plan	450,000 (4)	$0.79 (7)	$355,500.00	$41.21
Common Stock, $.001 par value: Issued or reserved for issuance under the 2002 Stock Plan	13,813,713 (5)	$0.15 (8)	$2,062,478.67	$239.05
Total	71,069,536		$33,033,176.26	$3,828.57

__________

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the common stock that become issuable under the Registrant’s 2002 Stock Plan, as amended (the “2002 Plan”), 2010 Equity Incentive Plan (the “2010 Plan”) or 2016 Equity Incentive Plan (the “2016 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of common stock.

(2)

Represents 28,217,047 shares of common stock issuable under the 2016 Plan pursuant to outstanding stock option awards or restricted stock units as of the date of this Registration Statement, and 28,588,776 shares of common stock reserved for issuance pursuant to future awards. To the extent outstanding awards under the 2002 Plan are forfeited or lapse unexercised subsequent to the date of this Registration Statement, the shares of common stock subject to such awards will become available for issuance under the 2016 Plan. See footnote 5 below.

(3)

Represents 18,303,025 shares of common stock that were automatically added to the shares reserved and available for issuance under the 2016 Plan on January 1, 2017, pursuant to an “evergreen” provision contained in the 2016 Plan. The number of shares of common stock reserved for issuance pursuant to future awards under the 2016 Plan will be increased on the first day of each fiscal year in an amount equal to the least of (i) 29,051,701 shares of common stock, (ii) 4% of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such number of shares of common stock determined by the Registrant’s board of directors.

(4)

Represents 450,000 shares of common stock granted as restricted stock awards under the 2010 Plan. The 2010 Plan has been terminated by the Registrant, provided, however, that the termination of the 2010 Plan shall not affect outstanding awards previously issued thereunder.

(5)

Represents 111,981 shares of common stock issued upon the exercise of stock options awards granted under the 2002 Plan and an additional 13,701,732 shares of common stock reserved for issuance pursuant to stock option awards outstanding under the 2002 Plan as of the date of this Registration Statement. To the extent outstanding stock option awards under the 2002 Plan are forfeited or lapse unexercised subsequent to the date of this Registration Statement, the shares of common stock subject to such awards will become available for issuance under the 2016 Plan. See footnote 2 above.

(6)

The proposed maximum offering price per share of 27,481,047 shares was estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $0.27 per share. The proposed maximum offering price per share of the remaining 27,481,047 shares was estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices per share of the Registrant’s Common Stock as reported on the OTC Bulletin Board on February 1, 2017, which was $0.79 per share. The proposed maximum offering price per share set forth in the above table represents a weighted average of the foregoing estimates calculated in accordance with Rule 457(h).

(7)

Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices per share of the Registrant’s Common Stock as reported on the OTC Bulletin Board on February 7, 2017, which was $0.79 per share.

(8)

The proposed maximum offering price per share of 13,701,732 shares was estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $0.14 per share. The proposed maximum offering price per share of the remaining 111,981 shares was estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices per share of the Registrant’s Common Stock as reported on the OTC Bulletin Board on February 1, 2017, which was $0.79 per share. The proposed maximum offering price per share set forth in the above table represents a weighted average of the foregoing estimates calculated in accordance with Rule 457(h).

EXPLANATORY NOTE

On October 24, 2016, BioCardia, Inc., formerly known as Tiger X Medical, Inc. (the “Registrant”), completed its business combination with BioCardia Lifesciences, Inc. (then known as BioCardia, Inc. (“Private BioCardia”)) in accordance with the terms of the Agreement and Plan of Merger, dated as of August 22, 2016, by and among the Registrant, Icicle Acquisition Corp. (“Merger Sub”) and Private BioCardia (the “Merger Agreement”), among others, pursuant to which Merger Sub merged with and into Private BioCardia, with Private BioCardia surviving as a wholly-owned subsidiary of the Registrant (the “Merger”). Pursuant to the Merger Agreement, each option to purchase shares of Private BioCardia common stock that was outstanding and unexercised immediately prior to the effective time of the Merger under Private BioCardia’s 2002 Stock Plan or 2016 Equity Incentive Plan, whether or not vested, was converted into and became an option to purchase shares of Registrant common stock, and the Registrant assumed Private BioCardia’s 2002 Stock Plan and 2016 Equity Incentive Plan.

The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering all or a portion of the shares reserved for issuance under Private BioCardia’s 2002 Stock Plan and 2016 Equity Incentive Plan, each of which were assumed by the Registrant in the Merger. In addition, under cover of this Registration Statement is a reoffer prospectus prepared pursuant to Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3, which may be used for reofferings and resales on a continuous or delayed basis in the future of up to 450,000 shares of common stock granted as restricted stock awards under the 2010 Plan and 111,981 shares of common stock issued upon the exercise of stock options awards granted under the 2002 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants of the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

REOFFER PROSPECTUS

BIOCARDIA, INC.

561,981 SHARES OF COMMON STOCK

This prospectus relates to the reoffer and resale from time ot time of up to 450,000 shares of common stock of BioCardia, Inc. (“BioCardia,” “we,” or the “Company”) that have been acquired by certain former service providers (the “selling stockholders”) pursuant to restricted stock awards granted under the 2010 Equity Incentive Plan (the “2010 Plan”), and an additional 111,981 shares of common stock of BioCardia that have been acquired by a current service provider pursuant to the exercise of stock options awards granted under the 2002 Stock Plan (the “2002 Plan”). The selling stockholders may sell the shares of common stock from time to time in various types of transactions. For information on the methods of sale, you should refer to the section title “Plan of Distribution” on page 6. We will not receive any portion of the proceeds from the sale of the shares of common stock.

Our common stock is listed on the OTC Pink tier of OTC Markets Group, Inc. under the symbol “BCDA.” On February 7, 2017, the last reported sale price for our common stock was $0.80 per share.

The securities offered hereby involve a high degree of risk. See “Risk Factors” beggining on page 3 of this prospectus, as well as the risk factors relating to our business that are incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2015 and our Current Report on Form 8-K filed on October 27, 2016 in connection with the Agreement and Plan of Merger, dated as of August 22, 2016.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS COMMON STOCK OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 8, 2017

Table of Contents

Page

Prospectus Summary	1

Risk Factors	3

Special Note Regarding Forward Looking Statements	3

Incorporation of Certain Documents by Reference	4

Where You Can Find More Information	5

Use of Proceeds	6

Selling Stockholders	6

Plan of Distribution	6

Legal Matters	7

Experts	7

-i-

Prospectus Summary

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus, including each of the documents incorporated herein by reference, before making an investment decision. As used in this prospectus, “we,” “us,” “BioCardia” and “our” refer to BioCardia, Inc., a Delaware corporation.

BioCardia, Inc.

Overview

BioCardia is a clinical-stage regenerative medicine company developing novel therapeutics for cardiovascular diseases with large unmet medical needs. Our lead therapeutic candidate is the CardiAMP Cell Therapy System, or CardiAMP. We have initiated our U.S. Food and Drug Administration, or FDA, accepted Phase III pivotal trial for CardiAMP in ischemic systolic heart failure and anticipate obtaining top-line data in 2019. If our Phase III pivotal trial is successful, we believe we will be the first company to reach the market with a cell-based therapy to treat heart failure. Our second therapeutic candidate is the CardiALLO Cell Therapy System, or CardiALLO. We anticipate preparation of an Investigational New Drug, or IND, application for submission to the FDA for a Phase II trial for CardiALLO for the treatment of ischemic systolic heart failure. This IND is expected to have improved Chemistry Manufacturing Controls, or CMC, in the IND relative to our previous co-sponsored investigations. We are committed to applying our expertise in the fields of autologous and allogeneic cell-based therapies to improve the lives of patients with cardiovascular conditions. Autologous cell therapies use autologous cells, which means the patient’s own cells, while allogeneic cell therapies use allogeneic cells, which means cells from a third party donor.

CardiAMP is a comprehensive therapeutic treatment that includes a companion diagnostic, and is comprised of (i) a cell potency screening test, (ii) a point of care cell processing platform, and (iii) a biotherapeutic delivery system. CardiAMP has the potential to be the first comprehensive therapeutic treatment utilizing a patient’s own cells for the treatment of ischemic systolic heart failure, which is heart failure that develops after a heart attack. In the screening process with the anticipated companion diagnostic, the physician extracts a small sample of the patient’s bone marrow in an outpatient procedure performed under local anesthesia. The clinic sends the sample to a centralized diagnostic lab, which tests for identified biomarkers from which we generate a potency assay score for the patient. During the treatment, a clinician harvests and then prepares the patient’s own bone marrow mononuclear cells, or autologous cells, using our point of care cell processing platform, which a cardiologist then delivers into the heart using our proprietary biotherapeutic delivery system. We designed the entire procedure to be performed in approximately 60 to 90 minutes, which we believe is substantially faster than alternative cell-based therapies in development. The patient then leaves the hospital the same or next day.

In October 2014, the FDA accepted the design of our CardiAMP Phase III pivotal Investigational Device Exemption, or IDE, trial. The trial builds on the successful 34 patient Phase II trial and 20 patient Phase I trial utilizing treatment with CardiAMP cells for ischemic systolic heart failure, which is heart failure that follows a heart attack. The Phase III IDE trial is approved by the FDA to enroll up to 260 patients, including an optional 10 patient roll in cohort, at up to 40 U.S. clinical sites. The primary endpoint selected for the Phase III pivotal trial is functional capacity as measured by the six minute walk test, an endpoint that has been utilized in the regulatory approval of other therapies, including cardiac resynchronization therapies to treat heart failure. This endpoint demonstrated statistical significance in the Phase II double-blind placebo-controlled trial for treatment with CardiAMP cells.

Secondary hierarchical endpoints in the Phase III pivotal trial include overall survival at 12-months, as a non-inferiority outcome, freedom from Major Adverse Cardiac Events (MACE, defined as the composite of all-cause death, hospitalization for worsening heart failure, nonfatal recurrent myocardial infarction, placement of a left ventricular assist device, or heart transplantation) at 12-months, as a non-inferiority outcome, change in quality of life as measured by Minnesota Living with Heart Failure (MHLF) at 12-months as a superiority outcome, time to first MACE at 12-months, as a superiority outcome, and overall survival at 12-months, as a superiority outcome.

Additional Secondary Endpoints (at 12 months, unless otherwise noted) include survival at 2 years, heart failure death, treatment-emergent Serious Adverse Event at 30-days, heart failure hospitalization, all-cause hospitalization, days alive out of hospital, freedom from serious adverse events, NYHA Functional Class, six minute walk test repeated measure analysis, and echocardiographic measures of change in ejection fraction, left ventricular end systolic and end diastolic volumes, left ventricular end systolic and end diastolic dimensions, and mitral regurgitation.

Per a planned amendment to the protocol, we expect to commence an interim analysis after half of the patients reach the primary endpoint.

Our CardiAMP Phase III pivotal trial follows a completed U.S. based randomized placebo-controlled Phase II trial that showed:

•	CardiAMP cells at a dosage of 200 million cells met the primary safety endpoint with 0% treatment related major adverse cardiac events at 30 days;

•

CardiAMP cells, when compared with placebo, were associated with statistically and clinically significant improvements in functional capacity as measured by the six minute walk test and statistically and clinically significant improvements in quality of life as measured by the MLHF Questionnaire;

•	benefit in clinical outcomes was supported by improvement in cardiac function.

Corporate Information

We were incorporated as NAM Corporation in Delaware on January 12, 1994 and subsequently changed our name to clickNsettle.com, Inc., then Cardo Medical, Inc., then Tiger X Medical, Inc., and finally BioCardia, Inc. on October 26, 2016. On October 24, 2016, our wholly-owned subsidiary merged with and into BioCardia, Inc., which was originally incorporated in Delaware in March 2002 as BioCardia DeviceCo, Inc. Pursuant to this transaction, all of the outstanding capital stock of BioCardia Inc, was converted into shares of our common stock. Also on October 24, 2016, we filed a Certificate of Amendment to our Amended and Restated Certificate of Incorporation to change our name to BioCardia, Inc., which became effective on October 26, 2016.

As a result of this transaction, we discontinued our pre-merger business, acquired the business of BioCardia and have continued the existing business operations of BioCardia as a publicly-traded company under the name BioCardia, Inc. Our Common Stock is quoted on the Pink tier of OTC Markets under the ticker symbol “BCDA,” and was formerly quoted under the symbol “CDOM.”

Our principal executive offices are located at 125 Shoreway Road, Suite B, San Carlos, CA 94070. Our telephone number is (650) 226-0120. Our website address is www.biocardia.com. Our website, and the information contained therein, is not a part of this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Current Report on Form 8-K dated October 27, 2016, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus, the documents incorporated by reference into the prospectus, and any free writing prospectus may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions, that, if they never materialize or prove incorrect, could cause our consolidated results to differ materially from those expressed or implied by such forward-looking statements. Any and all statements contained in this prospectus that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “would,” “predict,” “anticipate,” “attempt,” “plan,” “believe,” “intend,” “expect,” “future” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation:

●	our ability to obtain regulatory approval for our cell therapy systems;

●	market acceptance of our cell therapy systems;

●	the benefits of our cell therapy systems versus other products;

●	our ability to successfully sell and market our cell therapy systems;

●	competition from existing technologies or products or new technologies and products that may emerge;

●	the implementation of our business model and strategic plans for our business and our cell therapy systems;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our cell therapy systems;

●	developments relating to our competitors and the healthcare industry; and

●	other risks and uncertainties, including those listed under the section titled “Risk Factors.”

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this prospectus to reflect any new information or future events or circumstances or otherwise, except as required by law. Investors should not use historical trends to anticipate results or trends in future periods. Further, our stock price is subject to volatility. Any of the factors discussed above could have an adverse impact on our stock price.

Readers should read this prospectus in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this prospectus, and other documents which we may file from time to time with the Securities and Exchange Commission, or the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (the “Commission” or “SEC”) allows us to provide information about our business and other important information to you by “incorporating by reference” the information we file with the SEC, which means that we can disclose the information to you by referring in this prospectus to the documents we file with the SEC. Under the SEC’s regulations, any statement contained in a document incorporated by reference in this prospectus is automatically updated and superseded by any information contained in this prospectus, or in any subsequently filed document of the types described below.

      We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the period ended December 31, 2015, filed with the SEC on March 25, 2016;
●

our Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, filed with the SEC on May 5, 2016, ended June 30, 2016, filed with the SEC on August 2, 2016, and ended September 30, 2016, filed with the SEC on October 17, 2016;

●	our Current Reports on Form 8-K filed on May 11, 2016, July 5, 2016, August 25, 2016, October 27, 2016, December 29, 2016 and on Form 8-K/A filed on November 14, 2016;
●

all other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the our filing referred to in (a) above (except to the extent information contained in Current Reports on Form 8-K therein that is furnished and not filed); and

●

the description of our common stock is contained in our registration statement on Form 8-A/A filed with the Commission on October 26, 1996 pursuant to Section 12(g) of the Exchange Act, which description has been updated most recently in our Current Report on Form 8-K filed on October 27, 2016.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

BioCardia, Inc.

Attn: Investor Relations

125 Shoreway Road, Suite B

San Carlos, CA 94070

(650) 226-0120

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

This prospectus is only part of a registration statement we filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules to the registration statement that we have excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or document. You may inspect or obtain a copy of the registration statement, including exhibits and schedules, as described in the previous paragraph.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth the name of each selling stockholder, the total number of shares of common stock owned by him or her as of February 3, 2017, the total number of shares of common stock offered by the selling stockholder and the total number and percentage of outstanding shares of common stock that will be beneficially owned by the selling stockholder upon completion of the offering. Since the selling stockholder may sell all, some or none of his or her shares of common stock, the table assumes that the selling stockholder is offering, and will sell, all of the shares of common stock to which this prospectus relates.

Name of Beneficial Owner	Shares Beneficially Owned Prior to the Offering(1)	Number of Shares Offered	Shares Beneficially Owned After the Offering(2)	Percentage of Outstanding Shares Beneficially Owned After Offering
Stephen Liu, M.D. (3)	2,875,000	75,000	2,800,000	*
Steven D. Rubin, Esq. (4)	302,822	200,000	102,822	*
Subbarao Uppaluri, Ph.D. (5)	471,592	75,000	396,592	*
Joshua Weingard	100,000	100,000	-	*
Miranda Peto (6)	111,981	111,981	-	*

* Less than one percent.

(1)

The number of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose.

(2)

The table assumes that the selling stockholders sell all of their shares being offered pursuant to this prospectus. We are unable to determine the exact number of shares that will actually be sold pursuant to this prospectus.

(3)

Dr. Liu served as one of our directors from April 2010 to October 2016. 2,600,000 shares are held by Marin Blue, Inc., of which Dr. Liu owns 35% and serves as a director. 200,000 shares are held by Dr. Liu’s spouse and mother-in-law as joint tenants. Dr. Liu disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest in such securiites.

(4)	Mr. Rubin served as one of our directors from September 2008 to October 2016.
(5)	Dr. Uppaluri served as one of our directors from September 2008 to October 2016.
(6)	Shares are held in the Miranda Ulrike Peto Revocable Trust, for which Ms. Peto exercises voting and dispositive power.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of the shares of common stock beneficially owned by them and offered hereby.

The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

 The selling stockholders may effect such transactions by selling the shares of common stock directly or to or through broker-dealers. The shares of common stock may be sold through broker-dealers by one or more of, or a combination of, the following:

•

a block trade in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
•	in privately negotiated transactions.

 The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than pursuant to this prospectus.

 The selling stockholders and any broker-dealers or agents that are involved in selling the shares covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares covered by this prospectus by such selling stockholders. If any selling stockholder notifies us that a material arrangement has been entered into with an underwriter, broker-dealer or other agent for the sale of shares through a block trade, special offering or secondary distribution, we may be required to file a prospectus supplement pursuant to applicable SEC rules promulgated under the Securities Act.

 There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Members of Wilson Sonsini Goodrich & Rosati, Professional Corporation and investment funds associated with that firm hold 2,074,195 shares of our common stock.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by Anton & Chia LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of BioCardia, Inc. as of December 31, 2015 and 2014, and for each of the years in the two-year period ended December 31, 2015, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2015 financial statements contains an explanatory paragraph that states that the Company's recurring losses from operations and net capital deficiency raise substantial doubt about the entity's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the “Commission”):

●	the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2015, filed with the SEC on March 25, 2016;
●

the Registrant’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, filed with the SEC on May 5, 2016, ended June 30, 2016, filed with the SEC on August 2, 2016, and ended September 30, 2016, filed with the SEC on October 17, 2016;

●	the Registrant’s Current Reports on Form 8-K filed on May 11, 2016, July 5, 2016, August 25, 2016, October 27, 2016, December 29, 2016 and on Form 8-K/A filed on November 14, 2016;
●

all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the the Registrant’s filing referred to in (a) above (except to the extent information contained in Current Reports on Form 8-K therein that is furnished and not filed); and

●

The description of the Registrant’s common stock is contained in the Registrant’s registration statement on Form 8-A/A filed with the Commission on October 26, 1996 pursuant to Section 12(g) of the Exchange Act, which description has been updated most recently in the Registrant’s Current Report on Form 8-K filed on October 27, 2016.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.      Description of Securities

Not applicable.

Item 5.      Interests of Named Experts and Counsel

Members of Wilson Sonsini Goodrich & Rosati, Professional Corporation and investment funds associated with that firm hold 2,074,195 shares of our common stock.

Item 6.      Indemnification of Directors and Officers

The Registrant’s Amended and Restated Certificate of Incorporation contains provisions that limit the personal liability of its directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, the Registrant’s directors will not be personally liable to the Registrant or the Registrant’s stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to the Registrant or the Registrant’s stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

The Registrant’s Amended and Restated Certificate of Incorporation provides that the Registrant shall indemnify its directors to the fullest extent permitted by Delaware law. The Registrant’s Amended and Restated Certificate of Incorporation also provides that it may advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. The Registrant has entered and expects to continue to enter into agreements to indemnify its directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including, among others, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. The Registrant believes that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. The Registrant also maintains directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in the Registrant’s Amended and Restated Certificate of Incorporation, may discourage stockholders from bringing a lawsuit against its directors for breach of their fiduciary duty of care. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and officers, even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and officers. At present, there is no pending litigation or proceeding involving any of the Registrant’s directors, officers or employees for which indemnification is sought, and the Registrant is not aware of any threatened litigation that may result in claims for indemnification.

The indemnification obligations described above may be sufficiently broad to permit the indemnification of the Registrant’s directors and officers for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Item 7.      Exemption From Registration Claimed

The 450,000 shares of common stock registered pursuant to the reoffer prospectus included in this Registration Statement under the 2010 Plan were issued to the applicable selling stockholders pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act, since the issuances were made to a small number of directors and officers and were not public offerings.

The 111,981 shares of common stock registered pursuant to the reoffer prospectus included in this Registration Statement under the 2002 Plan were issued to the applicable selling stockholder pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and/or Rule 701 under the Securities Act, which relates to exemptions for offers and sales of sercurities pursuant to certain compensatory benefit plans.

Item 8.      Exhibits

See the Exhibit Index following the signatures page(s) to this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.      Undertakings

A.     The undersigned Registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Carlos, State of California on February 8, 2017.

BIOCARDIA, INC.

By:	/s/ Peter Altman
Peter Altman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Altman and David McClung, jointly and severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of BioCardia, Inc., and any or all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Altman	President and Chief Executive Officer and	February 8, 2017
(Peter Altman)	Director (Principal Executive Officer)

/s/ David McClung	Vice President of Finance (Principal Financial and	February 8, 2017
(David McClung)	Accounting Officer)

/s/ Simon H. Stertzer	Chairman of the Board	February 8, 2017
(Simon H. Stertzer)

/s/ Fernando L. Fernandez	Director	February 8, 2017
(Fernando L. Fernandez)

/s/ Richard Krasno	Director	February 8, 2017
(Richard Krasno)

/s/ Jay M. Moyes	Director	February 8, 2017
(Jay M. Moyes)

/s/ Richard P. Pfenniger, Jr.	Director	February 8, 2017
(Richard P. Pfenniger, Jr.)

/s/ Thomas Quertermous	Director	February 8, 2017
(Thomas Quertermous)

/s/ Allan R. Tessler	Director	February 8, 2017
(Allan R. Tessler)

BIOCARDIA, INC.

REGISTRATION STATEMENT ON FORM S-8

EXHIBIT INDEX

Exhibit Number	Description
4.1	Specimen common stock certificate of the Registrant (which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed October 27, 2016)
4.2	2002 Stock Plan, as amended, and related form agreements (which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed October 27, 2016)
4.3	Form of Stock Option Agreement under 2002 Stock Plan
4.4	Cardo Medical, Inc. (nka BioCardia, Inc.) 2010 Equity Incentive Plan (which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed September 9, 2008)
4.5	Form of Stock Award Agreement under 2010 Equity Incentive Plan
4.6	2016 Equity Incentive Plan
4.7	Form of Stock Option Agreement under 2016 Equity Incentive Plan
4.8	Form of Restricted Stock Unit Agreement under 2016 Equity Inventive Plan
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2	Consent of Anton & Chia, LLP, Independent Registered Public Accounting Firm
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (contained on signature page hereto)

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